As filed with the Securities and Exchange Commission on April 19, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

STRAN & COMPANY, INC.

(Exact name of registrant as specified in its charter)

Nevada	04-3297200
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2 Heritage Drive, Suite 600

Quincy, MA

(800) 833-3309

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrew Shape

President and Chief Executive Officer

2 Heritage Drive, Suite 600

Quincy, MA

(800) 833-3309

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Louis A. Bevilacqua, Esq.

Bevilacqua PLLC

1050 Connecticut Ave., NW, Suite 500

Washington, DC 20036

(202) 869-0888

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION, DATED APRIL 19, 2023

$150,000,000

Stran & Company, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may issue securities from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus, which will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $150,000,000.

The securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

Our common stock and publicly-traded warrants are listed and traded under the symbols “SWAG” and “SWAGW”, respectively, both on the Nasdaq Capital Market tier of The Nasdaq Stock Market LLC, or Nasdaq.  On April 18, 2023, the last sale price of our shares of common stock and warrants to purchase common stock was $1.64 and $0.1001, respectively. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

As of April 18, 2023, the aggregate market value of our outstanding common stock held by non-affiliates was $14,424,923 based upon 18,316,253 shares of outstanding common stock, of which 9,520,568 shares were held by non-affiliates, and the last reported sale price of our common stock of $1.64 per share on April 18, 2023. Pursuant to General Instruction I.B.6. of Form S-3, in no event will we sell shares pursuant to this prospectus having a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. In the event that subsequent to the date of this prospectus the aggregate market value of our outstanding common stock held by non-affiliates equals or exceeds $75,000,000, such one-third limitation on sales shall not apply to sales subsequently made pursuant to this prospectus. As of the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar month period that ends on and includes the date hereof.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus, in any applicable prospectus supplement, in any related free writing prospectus, and in the documents incorporated by reference into this prospectus, any accompanying prospectus supplement and any related free writing prospectus before you make an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is       , 2023

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price up to $150,000,000.

This prospectus provides you with a general description of the securities that may be offered. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information described in the sections of this prospectus titled “Where You Can Find More Information” and “Documents Incorporated by Reference.”

You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires, the terms “we,” “our,” “us,” “our company,” and the “Company” and similar references in this prospectus refer to Stran & Company, Inc.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. You should carefully read the entire prospectus, including the risks associated with an investment in our company discussed in the “Risk Factors” section of this prospectus, before making an investment decision. Some of the statements in this prospectus are forward-looking statements. See the section titled “Forward-Looking Statements”.

Company Overview

We are an outsourced marketing solutions provider, working closely with our customers to develop sophisticated marketing programs that leverage our promotional products and loyalty incentive expertise. We develop long-term relationships with our customers, enabling them to connect with both their customers and employees in order to build lasting brand loyalty. It is our mission to drive brand awareness and affect behavior through visual, creative, and technology solutions.

We purchase products and branding through various third-party manufacturers and decorators and resell the finished goods to customers. In addition to selling branded products, we offer our clients custom sourcing capabilities; a flexible and customizable e-commerce solution for promoting branded merchandise and other promotional products, managing promotional loyalty and incentives, print collateral, and event assets, order and inventory management, and designing and hosting online retail popup shops, fixed public retail online stores, and online business-to-business service offerings; creative and merchandising services; warehousing/fulfillment and distribution; print-on-demand; kitting; point of sale displays; and loyalty and incentive programs.

These valuable services, as well as the deep level of commitment we have to the business operations of our customers, have resulted in a strong and stable position within the industry.

We specialize in managing complex promotional marketing programs to help recognize the value of promotional products and branded merchandise as a tool to drive awareness, build brands and impact sales. This form of advertising is very powerful and impactful and particularly effective at building brand loyalty because it typically uses products that are considered useful and appreciated by recipients and are retained and used or seen repeatedly, repeating the imprinted message many times without adding cost to the advertiser. We have built the tools, processes, relationships and the blueprint to maximize the potential of these products and deliver the most value to our customers.

For over 27 years we have grown into a leader in the promotional products industry, ranking 36th in 2021 revenues in the United States on Print+Promo Marketing’s 2022 Top Distributors list, and 34th on ASI’s Top 40 Distributors 2022 list. Our co-founder and Chief Executive Officer, Andrew Shape, was also recently ranked 45th on ASI’s 2022 Power 50 list of influential people in our industry. Since our first year of operations in 1995, our annual revenues have gradually grown from approximately $240,000 to $59.0 million in 2022, a compound annual growth rate of approximately 22.6%, and between 2017 and 2022, our revenues grew at a compound annual growth rate of approximately 24.4%. During 2017 through 2022, we had consistent gross margins of approximately 30%, and processed more than 50,000 customer orders per year.

As of December 31, 2022, we had total assets of $56.6 million with total stockholder equity of $39.4 million.

We serve a highly diversified customer base across many industry verticals including pharmaceutical and healthcare, manufacturing, technology, finance, construction and consumer goods. Many of our customers are household names and include some of the largest corporations in the world.

Our sales increased 48.5% year-over-year in 2022 compared to 2021, which we believe was primarily due to higher spending from existing clients as well as business from new customers. Additionally, we benefited from the acquisition of the G.A.P. Promotions, LLC, or G.A.P. Promotions, assets in January 2022, the assets of Trend Promotional Marketing Corporation (d/b/a Trend Brand Solutions), or Trend Brand Solutions, in August 2022, and the assets of Premier Business Services, or Premier NYC, in December 2022. We expect going forward that pent-up demand from more widespread immunity to the COVID-19 virus, the return of many significant in-person tradeshows and other industry-related opportunities, and societal reopening in general may help compensate for lower sales in prior periods. However, these trends are expected to be partially offset by continued increases in expenses, especially higher raw material costs and a more challenging supply chain. According to the U.S. Bureau of Labor Statistics, the Producer Price Index for final demand moved up 4.6% for the 12 months ended in February, 2023, on an unadjusted basis. In addition, we believe that the COVID-19 pandemic has had significant adverse effects on our industry and our company, and that it may continue to do so. For further discussion of these effects and potential risks relating to the COVID-19 pandemic please refer to our most recent Annual Report on Form 10-K  and our subsequent quarterly reports on Form 10-Q filed with the SEC and in any applicable prospectus supplement and our other filings with the SEC and incorporated by reference in this prospectus or any applicable prospectus supplement, together with all of the other information contained in this prospectus or any applicable prospectus supplement.

Our headquarters are located at Quincy, Massachusetts, with additional offices located in Warsaw, Indiana; Mt. Pleasant, South Carolina; and Tomball, Texas. We also have sales representatives in 17 additional locations across the United States and a network of service providers in the U.S. and abroad, including factories, decorators, printers, logistics firms, and warehouses.

Corporate Information

Our principal executive offices are located at 2 Heritage Drive, Suite 600, Quincy, MA 02171 and our telephone number is (800) 833-3309. We maintain a website at https://www.stran.com/. Information available on our website is not incorporated by reference in and is not deemed a part of this prospectus.

The Securities That May Be Offered

We may offer or sell common stock, preferred stock, debt securities, warrants and units in one or more offerings and in any combination. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $150,000,000. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale.

The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section of this prospectus titled “Plan of Distribution.” Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may offer shares of our common stock, $0.0001 par value per share, either alone or underlying other registered securities that are exercisable or convertible into our common stock. Holders of our common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders. We have not paid dividends in the past and have no current plans to pay dividends. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights.

Preferred Stock

Our board of directors has the authority, subject to limitations prescribed by Nevada law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Each series of preferred stock offered by us will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into common stock.

Debt Securities

We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into shares of our common stock.

The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized the general features of the debt securities to be governed by the indenture in this prospectus and the form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the indenture.

Warrants

We may offer warrants for the purchase of common stock, preferred stock or debt securities. We may offer warrants independently or together with other securities.

Units

We may offer units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the section in the applicable prospectus supplement titled “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K  and our subsequent Quarterly Reports on Form 10-Q filed with the SEC, and in any applicable prospectus supplement and our other filings with the SEC and incorporated by reference in this prospectus or any applicable prospectus supplement, together with all of the other information contained in this prospectus or any applicable prospectus supplement. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement may contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, or the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

This prospectus and the documents incorporated by reference in this prospectus may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may differ from the projections.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us under this prospectus to fund the growth of our business, primarily working capital, and for general corporate purposes.

We may also use a portion of the net proceeds to acquire or invest in technologies, products and/or businesses that we believe will enhance the value of our Company. Depending on future events and others changes in the business climate, we may determine at a later time to use the net proceeds for different purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock currently consists of 350,000,000 shares, consisting of 300,000,000 shares of common stock, $0.0001 par value per share, and 50,000,000 shares of “blank check” preferred stock, $0.0001 par value per share.

The following description summarizes important terms of the classes of our capital stock following the filing of our articles of incorporation. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of incorporation and our amended and restated bylaws filed as Exhibit 3.1  and Exhibit 3.2  to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which are incorporated by reference herein.

As of April 18, 2023, there were 18,316,253 shares of common stock and no shares of preferred stock issued and outstanding.

Common Stock

Voting Rights. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Under our amended and restated bylaws, any corporate action to be taken by vote of stockholders other than for election of directors or such actions requiring a different number of votes by statute or our articles of incorporation or amended and restated bylaws, shall be authorized by the affirmative vote of holders of a majority of the shares having voting power present in person or by proxy at a meeting of stockholders. Directors are elected by a plurality of votes. Stockholders do not have cumulative voting rights.

Dividend Rights. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Other Rights. Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences, and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock.

Preferred Stock

Our articles of incorporation authorize our board to issue up to 50,000,000 shares of preferred stock in one or more series, to determine the designations and the powers, preferences and rights and the qualifications, limitations and restrictions thereof, including the dividend rights, conversion or exchange rights, voting rights (including the number of votes per share), redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Our board of directors could, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of common stock and that could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock.

Warrants Issued in Initial Public Offering

Publicly-Traded Warrants

Form. The publicly-traded warrants issued in our initial public offering were issued under a warrant agency agreement between us and Vstock Transfer, LLC, as warrant agent. The material terms and provisions of the warrants are summarized below. The following description is subject to, and qualified in its entirety by, the form of warrant agency agreement and accompanying form of warrant, which is filed as Exhibit 10.18  to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is incorporated by reference herein. You should review a copy of the form of warrant agency agreement and accompanying form of warrant for a complete description of the terms and conditions applicable to the publicly-traded warrants.

Exercisability. The publicly-traded warrants are exercisable immediately upon issuance and will thereafter remain exercisable at any time up to five (5) years from the date of original issuance. The publicly-traded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares purchased upon such exercise (except in the case of a cashless exercise as discussed below).

Exercise Price. Each warrant represents the right to purchase one share of common stock at an initial exercise price of $5.1875, equal to 125% of the initial public offering price. Due to our subsequent private placement of common stock and common stock purchase warrants at a purchase price of $4.97 for one share and 1.25 warrants combined, after attributing a warrant value of $0.125, the exercise price per share of the publicly-traded warrants was reduced to $4.81375 as of December 10, 2021. The exercise price is subject to appropriate adjustment in the event of certain share dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders. The warrant exercise price is also subject to further anti-dilution adjustments under certain circumstances.

Cashless Exercise. If, at any time during the term of the publicly-traded warrants, the issuance of shares of common stock upon exercise of the publicly-traded warrants is not covered by an effective registration statement, the holder is permitted to effect a cashless exercise of the publicly-traded warrants (in whole or in part) by having the holder deliver to us a duly executed exercise notice, canceling a portion of the warrant in payment of the purchase price payable in respect of the number of shares of common stock purchased upon such exercise.

Failure to Timely Deliver Shares. If we fail for any reason to deliver to the holder the shares subject to an exercise by the date that is the earlier of (i) two (2) trading days and (ii) the number of trading days that is the standard settlement period on our primary trading market as in effect on the date of delivery of the exercise notice, we must pay to the holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of shares subject to such exercise (based on the daily volume weighted average price of our shares of common stock on the date of the applicable exercise notice), $10 per trading day (increasing to $20 per trading day on the fifth (5th) trading day after such liquidated damages begin to accrue) for each trading day after such date until such shares are delivered or the holder rescinds such exercise. In addition, if after such date the holder is required by its broker to purchase (in an open market transaction or otherwise) or the holder’s brokerage firm otherwise purchases, shares of common stock to deliver in satisfaction of a sale by the holder of the shares which the holder anticipated receiving upon such exercise, then we shall (A) pay in cash to the holder the amount, if any, by which (x) the holder’s total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of shares that we were required to deliver to the holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the holder, either reinstate the portion of the warrant and equivalent number of shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the holder the number of shares of common stock that would have been issued had we timely complied with our exercise and delivery obligations.

Exercise Limitation. A holder will not have the right to exercise any portion of a warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the publicly-traded warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Exchange Listing. The publicly-traded warrants are listed and traded on the Nasdaq Capital Market tier of Nasdaq under the symbol “SWAGW”.

Rights as a Stockholder. Except as otherwise provided in the publicly-traded warrants or by virtue of such holder’s ownership of our shares of common stock, the holder of a warrant does not have the rights or privileges of a holder of our shares of common stock, including any voting rights, until the holder exercises the warrant.

Governing Law and Jurisdiction. The warrant agency agreement and form of the publicly-traded warrants provide that the validity, interpretation, and performance of the warrant agency agreement and the publicly-traded warrants will be governed by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. In addition, the warrant agency agreement and warrant provide that any action, proceeding or claim against any party arising out of or relating to the warrant agency agreement or the publicly-traded warrants must be brought and enforced in the state and federal courts sitting in the City of New York, Borough of Manhattan. Warrant holders will be bound by these provisions. With respect to any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder, we note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Furthermore, notwithstanding the foregoing, these provisions of the warrant agency agreement and warrant will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Representative’s Warrants

We also issued warrants to purchase 149,639 shares of common stock to the designees of EF Hutton, division of Benchmark Investments, LLC, as the representative of the underwriters in our initial public offering (the “Representative’s Warrants”). The Representative’s Warrants will be exercisable at a per share exercise price of $5.1875. The Representative’s Warrants are exercisable at any time and from time to time, in whole or in part, during the four-and-a-half-year period commencing six months after their issuance on November 12, 2021.

Registration of Shares Issuable Upon Exercise of Publicly-Traded Warrants and Representative’s Warrants

The Company’s initial public offering of the publicly-traded warrants was conducted pursuant to a Registration Statement on Form S-1 (File No. 333-260109), which was initially filed with the SEC on October 7, 2021, and became effective on November 8, 2021, and a Registration Statement on Form S-1 (File No. 333-260880), which was filed with the SEC pursuant to Rule 462(b) under the Securities Act, which was effective immediately upon filing on November 8, 2021 (collectively, the “IPO Registration Statement”). On June 10, 2022, a Post-Effective Amendment to the IPO Registration Statement (the “Post-Effective Amendment to IPO Form S-1”) was filed to update the IPO Registration Statement’s prospectus to include, among other things, the information contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 that was filed with the SEC on March 28, 2022 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022 that was filed with the SEC on May 13, 2022. The Post-Effective Amendment to IPO Form S-1 was filed to maintain the registration of the sale of shares of common stock issuable upon exercise of the publicly-traded warrants and the Representative’s Warrants. The Post-Effective Amendment to IPO Form S-1 became effective on June 16, 2022. Prospectus Supplement No. 1 to the prospectus relating to the Post-Effective Amendment to IPO Form S-1 was filed pursuant to Rule 424(b)(3) under the Securities Act with the SEC on July 21, 2022 to include the information set forth in our Current Reports on Form 8-K which were filed with the SEC on July 19, 2022 and July 21, 2022. Prospectus Supplement No. 2 to the prospectus relating to the Post-Effective Amendment to IPO Form S-1 was filed pursuant to Rule 424(b)(3) under the Securities Act with the SEC on August 15, 2022 to include the information in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 which was filed with the SEC on August 15, 2022. Prospectus Supplement No. 3 to the prospectus relating to the Post-Effective Amendment to IPO Form S-1 was filed pursuant to Rule 424(b)(3) under the Securities Act with the SEC on September 7, 2022 to include the information in our Current Report on Form 8-K which was filed with the SEC on September 7, 2022. Prospectus Supplement No. 4 to the prospectus relating to the Post-Effective Amendment to IPO Form S-1 was filed pursuant to Rule 424(b)(3) under the Securities Act with the SEC on November 14, 2022 to include the information in our Quarterly Report on Form 10-Q which was filed with the SEC on November 14, 2022. Prospectus Supplement No. 5 to the prospectus relating to the Post-Effective Amendment to IPO Form S-1 was filed pursuant to Rule 424(b)(3) under the Securities Act with the SEC on December 2, 2022 to include the information in our Current Report on Form 8-K which was filed with the SEC on December 2, 2022. Prospectus Supplement No. 6 to the prospectus relating to the Post-Effective Amendment to IPO Form S-1 was filed pursuant to Rule 424(b)(3) under the Securities Act with the SEC on January 31, 2023 to include the information in our Current Report on Form 8-K which was filed with the SEC on January 31, 2023.

The IPO Registration Statement is subject to undertakings requiring a post-effective amendment due to the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 on March 30, 2023. In consequence, there is no current prospectus available for the issuance of the shares of common stock issuable upon exercise of the publicly-traded warrants and the Representative’s Warrants. The holders of the publicly-traded warrants no longer have registration rights with respect to the shares of common stock issuable under these warrants due to the expiration of a requirement to maintain the effectiveness of the IPO Registration Statement under the Underwriting Agreement relating to the initial public offering. The Representative’s Warrants provide for certain registration rights with respect to the shares of common stock issuable under these warrants, provided, however, that such registration rights will terminate when the shares of common stock underlying the Representative’s Warrants may be sold by the holders within a 90-day period without registration pursuant to Rule 144 under the Securities Act or consistent with applicable SEC interpretive guidance. Accordingly, the Company has determined to terminate the registration of all securities remaining unsold under the IPO Registration Statement in accordance with its undertakings in the IPO Registration Statement. The Company expects to file a post-effective amendment to the IPO Registration Statement to effect this termination once it has received customary representations regarding the availability of Rule 144 from the holders of the Representative’s Warrants. As a result, under the terms of the publicly-traded warrants, the warrant agency agreement, and the Representative’s Warrants, these securities will only be exercisable on a cashless basis. The Company has provided notice to the warrant agent for the publicly-traded warrants and the holders of the Representative’s Warrants of pertinent aspects of the information above, including that only cashless exercise of these securities is permitted under the terms governing these securities.

Private Placement Warrants and Placement Agent’s Warrants

Warrants

On December 10, 2021, the Company issued warrants (the “Private Placement Warrants”) for the purchase of 5,464,903 shares of common stock, at an initial exercise price of $4.97 per share, the number of warrant shares and exercise price each being subject to adjustment as provided under the Private Placement Warrants. The Private Placement Warrants were immediately exercisable on the date of issuance, and expire five years from the date of issuance.

The Private Placement Warrants also have certain downward pricing adjustment mechanisms. If at any time the Private Placement Warrants are outstanding, if the Company issues or sells common stock, or convertible securities or options issuable or exchangeable into common stock (a “Dilutive Issuance”), under which such common stock is sold for a consideration per share less than the exercise price then in effect, the exercise price of the Private Placement Warrant will be adjusted to the Dilutive Issuance price in accordance with the formulas provided in the Private Placement Warrants subject to a floor price. The floor price was $4.80 per warrant share before stockholder approval of the private placement was obtained and effective. On December 10, 2021, the holders of shares of common stock entitled to vote approximately 65.4% of our outstanding voting stock on December 10, 2021 approved the Company’s entry into the private placement. We filed preliminary and definitive information statements on Schedule 14C with the SEC on December 29, 2021 and January 11, 2022, and delivered copies of the definitive information statement to stockholders January 12, 2022. On January 31, 2022, the stockholders’ consent became effective pursuant to Rule 14c-2 under the Exchange Act. As a result, the exercise price of the Private Placement Warrants may be reduced to as low as $1.00 per share if their downward-pricing adjustment mechanisms become applicable. The Private Placement Warrants also have certain registration rights provided to the purchasers under the Registration Rights Agreement (as defined below) entered into in connection with the private placement.

The Private Placement Warrants also have customary antidilution provisions with respect to stock splits and equity dividends by which the exercise price of the warrant shares and number of shares purchasable under the Private Placement Warrants will be changed proportionately; participation rights in certain asset distributions and rights offerings and certain changes of control and other major corporate changes; and will be provided comparable rights to alternative consideration if provided to stockholders with respect to certain transactions. If there is no effective registration statement registering, or no current prospectus available for, the resale of the warrant shares by the purchaser, then the Private Placement Warrants may also be exercised, in whole or in part, by means of a “cashless exercise”. The Private Placement Warrants may not be exercised if, after giving effect to the exercise by the purchaser, the purchaser would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of the warrant shares. Upon not less than 61 days’ prior notice to the Company, a warrant holder may increase or decrease the ownership limitation, provided that the ownership limitation in no event exceeds 9.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of the warrant shares.

In connection with the private placement, the Company entered into a Securities Purchase Agreement (the “Private Placement Purchase Agreement”) with investors containing customary representations and warranties. The Company and investors also entered into the a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company was required to file a resale registration statement (the “Resale Registration Statement”) with the SEC to register for resale the shares of common stock and the shares of common stock issuable upon exercise of the Private Placement Warrants and Placement Agent Warrants, among other securities, promptly following the closing date but in no event later than 15 calendar days after the effective date of the Registration Rights Agreement, and to have such Resale Registration Statement declared effective by the Effectiveness Date (as defined in the Registration Rights Agreement). The Company would have been obligated to pay certain liquidated damages to the investors if the Company failed to file the Resale Registration Statement when required, or failed to file or cause the Resale Registration Statement to be declared effective by the SEC when required, and will become so obligated if it fails to maintain the effectiveness of the Resale Registration Statement in accordance with and subject to the terms of the Registration Rights Agreement.

Placement Agent Warrants

As partial payment for its placement agent services, the designees of the placement agent in our private placement were issued warrants (“Placement Agent Warrants”), for the purchase of 3% of the number of shares of common stock purchased by the purchasers. The Placement Agent Warrants become exercisable on June 8, 2022 and expire on December 8, 2026. The Placement Agent Warrants have an initial exercise price equal to the exercise price of the Private Placement Warrants, or $4.97 per share, and otherwise have the same antidilution provisions as the Private Placement Warrants, except that the exercise price of the Placement Agent Warrants will not change as a result of a Dilutive Issuance (as defined above). If at the time of an exercise of such Placement Agent Warrants there is no effective registration statement registering, or no current prospectus available for, the resale of the shares that may be purchased under the Placement Agent Warrants, then the Placement Agent Warrants may also be exercised, in whole or in part, by means of a “cashless exercise”. The Placement Agent Warrants have the same registration rights provided to the purchasers under the Registration Rights Agreement entered in connection with the private placement. The Placement Agent Warrants may not be exercised if, after giving effect to the exercise the holder would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of the shares purchased pursuant to exercise of the Placement Agent Warrants. Upon not less than 61 days’ prior notice to the Company, the holder may increase or decrease the ownership limitation, provided that the ownership limitation in no event exceeds 9.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock pursuant to exercise of the Placement Agent Warrants.

Registration of Shares Issuable Upon Exercise of Private Placement Warrants and Placement Agent Warrants

On December 23, 2021, the Company filed the Resale Registration Statement with the SEC (File No. 333-261883) and it was declared effective on January 5, 2022. On June 10, 2022, a post-effective amendment to the Resale Form S-1 (the “Post-Effective Amendment to Resale Form S-1”) was filed to update the Resale Registration Statement’s prospectus to include, among other things, the information contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 that was filed with the SEC on March 28, 2022 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022 that was filed with the SEC on May 13, 2022. The Post-Effective Amendment to IPO Form S-1 was filed to maintain the registration of the sale of shares of common stock issuable upon exercise of the Private Placement Warrants and the Placement Agent Warrants, among other securities. The Post-Effective Amendment to Resale Form S-1 became effective on June 16, 2022. Prospectus Supplement No. 1 to the prospectus relating to the Post-Effective Amendment to Resale Form S-1 was filed pursuant to Rule 424(b)(3) under the Securities Act with the SEC on July 21, 2022 to include the information set forth in our Current Reports on Form 8-K, which were filed with the SEC on July 19, 2022 and July 21, 2022. Prospectus Supplement No. 2 to the prospectus relating to the Post-Effective Amendment to Resale Form S-1 was filed pursuant to Rule 424(b)(3) under the Securities Act with the SEC on August 15, 2022 to include the information in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, which was filed with the SEC on August 15, 2022. Prospectus Supplement No. 3 to the prospectus relating to the Post-Effective Amendment to Resale Form S-1 was filed pursuant to Rule 424(b)(3) under the Securities Act with the SEC on September 7, 2022 to include the information in our Current Report on Form 8-K, which was filed with the SEC on September 7, 2022. Prospectus Supplement No. 4 to the prospectus relating to the Post-Effective Amendment to Resale Form S-1 was filed pursuant to Rule 424(b)(3) under the Securities Act with the SEC on November 14, 2022 to include the information in our Quarterly Report on Form 10-Q which was filed with the SEC on November 14, 2022. Prospectus Supplement No. 5 to the prospectus relating to the Post-Effective Amendment to Resale Form S-1 was filed pursuant to Rule 424(b)(3) under the Securities Act with the SEC on December 2, 2022 to include the information in our Current Report on Form 8-K which was filed with the SEC on December 2, 2022. Prospectus Supplement No. 6 to the prospectus relating to Resale Form S-1 was filed pursuant to Rule 424(b)(3) under the Securities Act with the SEC on January 31, 2023 to include the information in our Current Report on Form 8-K which was filed with the SEC on January 31, 2023.

The Resale Registration Statement is subject to undertakings requiring a post-effective amendment due to the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 on March 30, 2023. In consequence, there is no current prospectus available for the issuance of the shares of common stock issuable upon exercise of the Private Placement Warrants and Placement Agent Warrants. The Registration Rights Agreement provides that the Company shall not be required to maintain the effectiveness of the Resale Registration Statement when the shares of common stock and shares of common stock issuable upon exercise of the Private Placement Warrants and Placement Agent Warrants otherwise required to be registered for sale under it become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the transfer agent and the affected holders (assuming that such securities and any securities issuable upon exercise, conversion or exchange of which, or as a dividend upon which, such securities were issued or are issuable, were at no time held by any affiliate of the Company), as reasonably determined by the Company, upon the advice of counsel to the Company. Accordingly, the Company has determined to terminate the registration of all securities remaining unsold under the Resale Registration Statement. The Company expects to file a post-effective amendment to the Resale Registration Statement to effect this termination once it has received customary representations regarding the availability of Rule 144 from the holders of the Private Placement Warrants and Placement Agent Warrants. As a result, under their terms, the outstanding Private Placement Warrants and Placement Agent Warrants will only be exercisable on a cashless basis. The Company has provided notice to the holders of the Private Placement Warrants and Placement Agent Warrants of pertinent aspects of the information above, including that only cashless exercise of these securities is permitted under the terms governing these securities.

Options

On November 12, 2021, we filed a Registration Statement on Form S-8 to register restricted stock and options to purchase stock issuable to certain of our employees, consultants and directors pursuant to the Stran & Company, Inc. Amended and Restated 2021 Equity Incentive Plan. We then granted options to purchase a total of 934,000 shares of our common stock to our executive officers, including an option to purchase up to 400,000 shares to our Executive Chairman, Treasurer and Secretary, Andrew Stranberg; an option to purchase 323,810 shares to our Chief Executive Officer, President and Director, Andrew Shape; an option to purchase 76,190 shares to our Executive Vice President, Randolph Birney; an option to purchase 53,000 shares to our Vice President of Growth and Strategic Initiatives, John Audibert; and an option to purchase 81,000 shares to our former Chief Financial Officer, Christopher Rollins. The option granted to Mr. Rollins terminated prior to exercise after his resignation from the Company; all the other options granted to executive officers remain outstanding and unexercised. We also granted David Browner, our Controller at that time, and who has become our Chief Financial Officer, an option to purchase 58,000 shares of common stock at an exercise price of $4.15 per share. The option is subject to vesting over a three (3) year period with one-third (1/3) of the stock option vesting on each of the first, second and third anniversaries of the date of grant. We also granted options to other employees, of which options to purchase a total of 309,000 shares remain outstanding; and options to purchase a total of 11,568 shares to our independent directors. The options have an exercise price of $4.15 per share, and a term of ten years. The options are subject to vesting over a three (3) year period with one-third (1/3) of the options vesting on each of the first, second and third anniversaries of the date of grant, except that the options granted to Mr. Stranberg, Mr. Shape and Mr. Birney vest over a four-year period with 25% of the options vesting on the first anniversary of the date of grant and the balance of the options (75%) vesting monthly over the following three years after the first anniversary of the date of grant at a rate of 1/36 per month; and our independent directors’ options vest in twelve (12) equal monthly installments over the first year following the date of grant, subject to continued service. The above totals do not include options that were subsequently forfeited due to service discontinuation.

On November 19, 2021, we granted Jason Nolley, our Chief Technology Officer, an option to purchase up to 60,000 shares of common stock at an exercise price of $4.36 per share, which vests one-third per year of employment for three years.

On December 2, 2021, we granted Josselin Capital Advisors, Inc., or Josselin Capital, the wholly-owned consulting company of John Audibert, our Vice President of Growth and Strategic Initiatives, an option to purchase 65,000 shares of common stock at an exercise price of $3.90 per share. The option vests based on the satisfaction of certain performance criteria by the Company. On March 11, 2022, the Compensation Committee of the board of directors of the Company determined that the performance criteria for the vesting of the option as to a total of 20,000 shares of common stock had been met, resulting in vesting of the option as to 20,000 shares.

On December 6, 2021, we granted Stephen Paradiso, our Chief of Staff, an option to purchase 125,000 shares for $4.72 per share. The option vests and becomes exercisable as to one-eighth of 62,500 of the shares of common stock under the option at the end of each full quarter following December 6, 2021, subject to a separate restriction on transfer which lapsed on June 30, 2022. The stock option vests and becomes exercisable as to up to 40,000 shares subject to the Company’s attainment of certain performance-based conditions. The stock option vests and becomes exercisable as to up to 22,500 shares subject to the Mr. Paradiso’s satisfaction of certain service-based conditions. On April 14, 2023, the Compensation Committee of the Company determined that the performance-based conditions under the option had been met for the vesting of the option as to 10,000 shares, and that the service-based conditions under the option had been met for the vesting of the option as to 2,500 shares.

On January 31, 2022, we granted 13 new employees options to purchase a total of 22,000 shares of common stock at an exercise price of $2.17 per share. The options vest over a three-year period with one-third (1/3) of the options vesting on each of the first, second and third anniversaries of the date of grant. Of these, options for 20,000 shares remain outstanding.

On March 11, 2022, we granted Sheila Johnshoy, our Chief Operating Officer, an option to purchase 40,000 shares of common stock at an exercise price of $1.60 per share. 5,000 shares under the option were subject to certain restrictions on transfer until September 11, 2022, and 35,000 shares under the option vest in accordance with the satisfaction of certain performance-based criteria. As of April 14, 2023, 5,000 shares of common stock had vested under the option in accordance with the satisfaction of the related performance-based criteria.

On February 7, 2023, we granted seven employees options to purchase a total of 7,000 shares of common stock at an exercise price of $1.77 per share. The options vest over a three-year period with one-third (1/3) of the options vesting on each of September 1, 2023, September 1, 2024, and September 1, 2025. On the same date, we also granted an employee an option to purchase 15,000 shares of common stock at an exercise price of $1.77 per share which vested immediately as to 7,500 shares, with the balance vesting on the first anniversary of the grant date.

On April 14, 2023, we granted Mr. Browner an option to purchase 100,000 shares of common stock at an exercise price of $1.72 per share. The option vests in accordance with the satisfaction of certain performance-based criteria. On the same date, we granted Josselin Capital an option to purchase 180,000 shares of common stock at an exercise price of $1.72 per share. The option vests in accordance with the satisfaction of certain performance-based criteria. We also granted one employee an option to purchase 5,000 shares of common stock at an exercise price of $1.72 per share. The option vests over a three-year period with one-third (1/3) of the option vesting on each of April 14, 2023, April 14, 2024, and April 14, 2025.

Anti-Takeover Provisions

Provisions of the Nevada Revised Statutes, our articles of incorporation and our amended and restated bylaws could have the effect of delaying or preventing a third-party from acquiring us, even if the acquisition would benefit our stockholders. Such provisions of the Nevada Revised Statutes, our articles of incorporation and our amended and restated bylaws are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control of our company. These provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares, or an unsolicited proposal for the restructuring or sale of all or part of our company.

Nevada Anti-Takeover Statutes

Pursuant to our articles of incorporation, we have elected not to be governed by the terms and provisions of Nevada’s control share acquisition laws (Nevada Revised Statutes 78.378 - 78.3793), which prohibit an acquirer, under certain circumstances, from voting shares of a corporation’s stock after crossing specific threshold ownership percentages, unless the acquirer obtains the approval of the issuing corporation’s stockholders. The first such threshold is the acquisition of at least one-fifth but less than one-third of the outstanding voting power.

Pursuant to our articles of incorporation, we have also elected not to be governed by the terms and provisions of Nevada’s combination with interested stockholders statute (Nevada Revised Statutes 78.411 - 78.444) which prohibits an “interested stockholder” from entering into a “combination” with the corporation, unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) 10% or more of the corporation’s voting stock, or otherwise has the ability to influence or control such corporation’s management or policies.

Amended and Restated bylaws

Various provisions of our amended and restated bylaws may also have an anti-takeover effect. These provisions may delay, defer or prevent a tender offer or takeover attempt of the company that a stockholder might consider in his or her best interest, including attempts that might result in a premium over the market price for the shares held by our stockholders. Our amended and restated bylaws may be further amended or restated by the affirmative vote of the majority of votes cast at a duly called stockholders meeting where notice of such amendment or restatement is provided for such meeting and our board of directors also has the power to amend or restate the amended and restated bylaws by a vote of not less than a majority of our directors. Any bylaw provision adopted by the board of directors may be amended or repealed by the affirmative vote of the majority of votes cast at a duly called stockholders meeting.

Our amended and restated bylaws also contain limitations as to who may call special meetings as well as require advance notice of stockholder matters to be brought at a meeting. Our amended and restated bylaws and Nevada law also provide that no director may be removed by less than a two-thirds vote of the issued and outstanding shares entitled to vote on the removal. Our amended and restated bylaws also permit the board of directors to establish the number of directors and fill any vacancies and newly created directorships. These provisions will prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.

Our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given us timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although our amended and restated bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our amended and restated bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of our company.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock are available for our board of directors to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including raising additional capital, corporate acquisitions and employee stock plans. The existence of our authorized but unissued shares of common stock could render it more difficult or discourage an attempt to obtain control of the company by means of a proxy context, tender offer, merger or other transaction since our board of directors can issue large amounts of capital stock as part of a defense to a take-over challenge. In addition, we have authorized in our articles of incorporation 50,000,000 shares of preferred stock, none of which are currently designated or outstanding. However, the board acting alone and without approval of our stockholders can designate and issue one or more series of preferred stock containing super-voting provisions, enhanced economic rights, rights to elect directors, or other dilutive features, that could be utilized as part of a defense to a take-over challenge.

Supermajority Voting Provisions

Nevada law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s articles of incorporation, unless a corporation’s articles of incorporation or bylaws, as the case may be, require a greater percentage. Although our articles of incorporation and amended and restated bylaws do not currently provide for such a supermajority vote on any matters other than as required by Nevada law, our board of directors can amend our amended and restated bylaws and we can, with the approval of our stockholders, amend our articles of incorporation to provide for such a supermajority voting provision.

Cumulative Voting

Furthermore, neither the holders of our common stock nor the holders of our preferred stock have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of our issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace our board of directors or for a third party to obtain control of our company by replacing its board of directors.

Listing

Our common stock and warrants are listed and traded under the symbols “SWAG” and “SWAGW,” respectively, on the Nasdaq Capital Market tier of Nasdaq.

Transfer Agent and Registrar

We have appointed Vstock Transfer, LLC, 8 Lafayette Place, Woodmere, NY 11598, telephone 212-828-8436, as the transfer agent for our common stock.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities that we may issue. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture under which the debt securities are to be issued. We have filed a form of indenture governing different types of debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture.

We may issue, from time to time, debt securities, in one or more series, that will consist of senior debt, senior subordinated debt or subordinated debt. We refer to the subordinated debt securities and the senior subordinated debt securities together as the subordinated securities. The debt securities that we may offer will be issued under an indenture between us and an entity, identified in the applicable prospectus supplement, as trustee. Debt securities, whether senior, senior subordinated or subordinated, may be issued as convertible debt securities or exchangeable debt securities. The following is a summary of the material provisions of the indenture filed as an exhibit to the registration statement of which this prospectus is a part.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below. The statement we make in this section may not apply to your debt security.

General Terms of the Indenture

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. We may, without the consent of the holders of any series, increase the principal amount of securities in that series in the future, on the same terms and conditions and with the same CUSIP numbers as that series. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount”, or OID, for U.S. federal income tax purposes because of interest payment and other characteristics. Material U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

●	the title and authorized denominations of the series of debt securities;

●	any limit on the aggregate principal amount of the series of debt securities;

●	whether such debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

●	whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

●	the price or prices at which the debt securities will be issued;

●	the date or dates on which principal is payable;

●	the place or places where and the manner in which principal, premium or interest, if any, will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

●	interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable and the maturity;

●	the right, if any, to extend the interest payment periods and the duration of the extensions;

●	our rights or obligations to redeem or purchase the debt securities;

●	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

●	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

●	the currency or currencies of payment of principal or interest;

●	the terms applicable to any debt securities issued at a discount from their stated principal amount;

●	the terms, if any, under which any debt securities will rank junior to any of our other debt;

●	whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

●	if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

●	the provisions, if any, relating to any collateral provided for the debt securities;

●	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

●	the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

●	the nature and terms of any security for any secured debt securities; and

●	any other specific terms of any debt securities.

The applicable prospectus supplement will present material U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Senior Debt Securities

Payment of the principal of, premium and interest, if any, on senior debt securities will rank on a parity with all of our other secured/unsecured and unsubordinated debt.

Senior Subordinated Debt Securities

Payment of the principal of, premium and interest, if any, on senior subordinated debt securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt, including senior debt securities and any credit facility. We will state in the applicable prospectus supplement relating to any senior subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the senior subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Subordinated Debt Securities

Payment of the principal of, premium and interest, if any, on subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior debt, including our senior debt securities and senior subordinated debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior indebtedness.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for other securities being registered in this registration statement, including, for example, shares of our equity securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

●	the conversion or exchange price;

●	the conversion or exchange period;

●	provisions regarding the ability of us or the holder to convert or exchange the debt securities;

●	events requiring adjustment to the conversion or exchange price; and

●	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person, and we cannot permit any other person to consolidate with or merge into us, unless (1) we will be the continuing corporation or (2) the successor corporation or person to which our assets are transferred or leased is a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event which, after notice or lapse of time or both, would become an event of default under the indenture, shall have occurred and be continuing. When the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

The term “Event of Default,” when used in the indenture, unless otherwise indicated, means any of the following:

●	failure to pay interest for 30 days after the date payment is due and payable;

●	failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

●	failure to make sinking fund payments when due;

●	failure to perform other covenants for 60 days after notice that performance was required;

●	events in bankruptcy, insolvency or reorganization relating to us; or

●	any other Event of Default provided in the applicable officer’s certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture.

If an Event of Default with respect to any series of senior debt securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of senior debt securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of senior debt securities of equal ranking (or, if any of such senior debt securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration as to all series of such equal ranking and not the holders of the debt securities of any one of such series of senior debt securities.

If an Event of Default with respect to any series of subordinated securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of subordinated securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of subordinated securities of equal ranking (or, if any of such subordinated securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration as to all series of equal ranking and not the holders of the debt securities of any one of such series of subordinated securities. The holders of not less than a majority in aggregate principal amount of the debt securities of all affected series of equal ranking may, after satisfying certain conditions, rescind and annul any of the above-described declarations and consequences involving such series.

If an Event of Default relating to events in bankruptcy, insolvency or reorganization of us occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

●	the holder has previously given to the trustee written notice of default and continuance of such default;

●	the holders of not less than a majority in principal amount of the outstanding debt securities of the affected series of equal ranking have requested that the trustee institute the action;

●	the requesting holders have offered the trustee reasonable indemnity for expenses and liabilities that may be incurred by bringing the action;

●	the trustee has not instituted the action within 60 days of the request; and

●	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series of equal ranking.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Registered Global Securities and Book Entry System

The debt securities of a series may be issued in whole or in part in book-entry form and may be represented by one or more fully registered global securities or in unregistered form with or without coupons. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

●	by the depositary for such registered global security to its nominee;

●	by a nominee of the depositary to the depositary or another nominee of the depositary; or

●	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for registered debt securities:

●	ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as “participants,” or persons that may hold interests through participants;

●	upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

●	any dealers, underwriters, or agents participating in the distribution of the debt securities represented by a registered global security will designate the accounts to be credited; and

●	ownership of beneficial interest in such registered global security will be shown on, and the transfer of such ownership interest will be effected only through, records maintained by the depositary for such registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of such registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

●	will not be entitled to have the debt securities represented by a registered global security registered in their names;

●	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

●	will not be considered the owners or holders of the debt securities under the relevant indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of us, the trustee or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within sixty (60) days. We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium and interest, if any, on the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

●	we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal, premium and interest, if any, on all outstanding debt securities of the series;

●	we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, premium and interest, if any, payments on the series of debt securities; and

●	in the case of subordinated debt securities, no event or condition shall exist that, based on the subordination provisions applicable to the series, would prevent us from making payments of principal of, premium and interest, if any, on any of the applicable subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after the deposit date.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on such date.

Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

●	secure any debt securities and provide the terms and conditions for the release or substitution of the security;

●	evidence the assumption by a successor corporation of our obligations;

●	add covenants for the protection of the holders of debt securities;

●	add any additional events of default;

●	cure any ambiguity or correct any inconsistency or defect in the indenture;

●	add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

●	establish the forms or terms of debt securities of any series;

●	eliminate any conflict between the terms of the indenture and the Trust Indenture Act of 1939;

●	evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee; and

●	make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of senior debt securities or of Subordinated Securities of equal ranking, as the case may be, then outstanding and affected, voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

●	extend the final maturity of any debt security;

●	reduce the principal amount or premium, if any;

●	reduce the rate or extend the time of payment of interest;

●	reduce any amount payable on redemption or impair or affect any right of redemption at the option of the holder of the debt security;

●	change the currency in which the principal, premium or interest, if any, is payable;

●	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

●	alter provisions of the relevant indenture relating to the debt securities not denominated in U.S. dollars;

●	impair the right to institute suit for the enforcement of any payment on any debt security when due;

●	if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

●	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any and all affected series of equal ranking, by notice to the relevant trustee, may on behalf of the holders of the debt securities of any and all such series of equal ranking waive any default and its consequences under the indenture except:

●	a continuing default in the payment of interest on, premium, if any, or principal of, any such debt security held by a non-consenting holder; or

●	a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture.

Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, premium and interest, if any, on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee.

If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

The holders of a majority in aggregate principal amount of any and all affected series of debt securities of equal ranking then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee concerning the applicable series of debt securities, provided that the direction:

●	would not conflict with any rule of law or with the relevant indenture;

●	would not be unduly prejudicial to the rights of another holder of the debt securities; and

●	would not involve any trustee in personal liability.

The indenture provides that in case an Event of Default shall occur, not be cured and be known to any trustee, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any debt security thereunder, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations of the Company, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors, as such, of the Company or of any successor corporation, or any of them.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our common stock, preferred stock, or debt securities in one or more series. We may issue warrants independently or together with our common stock, preferred stock, or debt securities, and the warrants may be attached to or traded separate and apart from these securities. Each series of warrants will be issued under a warrant agreement all as set forth in the prospectus supplement. The applicable prospectus supplement or term sheet will describe the terms of the warrants offered thereby, any warrant agreement relating to such warrants and the warrant certificates, including but not limited to the following:

●	the title of the warrants;

●	the offering price or prices of the warrants, if any;

●	the minimum or maximum amount of the warrants which may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the number of securities, if any, with which such warrants are being offered and the number of such warrants being offered with each security;

●	the date, if any, on and after which such warrants and the related securities, if any, will be transferable separately;

●	the amount of securities purchasable upon exercise of each warrant and the price at which the securities may be purchased upon such exercise, and events or conditions under which the amount of securities may be subject to adjustment;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	the circumstances, if any, which will cause the warrants to be deemed to be automatically exercised;

●	any material risk factors, if any, relating to such warrants;

●	the identity of any warrant agent; and

●	any other material terms of the warrants.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying securities. Prospective purchasers of warrants should be aware that material U.S. federal income tax, accounting and other considerations may be applicable to instruments such as warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any additional terms of the governing unit agreement.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways (or in any combination) from time to time:

●	directly to investors, including through privately negotiated transactions, a specific bidding, auction or other process;

●	to investors through agents;

●	directly to agents;

●	to or through underwriters or dealers;

●	in “at the market” offerings, within the meaning of the Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

●	through a combination of any such methods of sale; or

●	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

●	the names and addresses of any underwriters, dealers or agents;

●	the purchase price of the securities and the proceeds to us from the sale, if any;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

●	any public offering price, any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities if any are purchased. Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

In connection with the sale of our securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us, or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be “underwriters” as that term is defined in the Securities Act, and any discounts allowed or commissions paid, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any person who may be deemed to be an underwriter will be identified, and the compensation received from us will be described, in the prospectus supplement. Maximum compensation to any underwriters, dealers or agents will not exceed any applicable Financial Industry Regulatory Authority, Inc. limitations.

Underwriters and agents may be entitled to indemnification by us against some civil liabilities, including liabilities under the Securities Act, or to contributions with respect to payments which the underwriters or agents may be required to make relating to these liabilities. Underwriters and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than our common stock, which is listed on Nasdaq. Any common stock sold pursuant to a prospectus supplement will be listed on Nasdaq, subject to official notice of issuance. We may elect to list any series of debt securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

The aggregate proceeds to us from the sale of our common stock will be the purchase price of our common stock less discounts or commissions, if any. We reserve the right to accept and, together with our agents from time to time, to reject, in whole or in part, any proposed purchase of our common stock to be made directly or through agents.

To facilitate the offering of the common stock offered by us, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our common stock by bidding for or purchasing shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

LEGAL MATTERS

Bevilacqua PLLC has acted as our counsel in connection with the preparation of this prospectus.  Certain legal matters as to the United States federal and New York law in connection with any securities offered pursuant to this prospectus will be passed upon for us by Bevilacqua PLLC. Except as otherwise set forth in the applicable prospectus supplement, the validity of any securities offered pursuant to this prospectus will be passed upon by Sherman & Howard L.L.C. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements of Stran & Company, Inc. for the years ended December 31, 2022 and December 31, 2021,  incorporated by reference in this prospectus and the registration statement of which the prospectus is a part, have been audited by the independent registered public accounting firm BF Borgers CPA PC, as set forth in its report thereon, incorporated by reference elsewhere herein, and are included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus and any prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We file annual, quarterly and current reports and other information with the SEC.

The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

Additionally, we make these filings available, free of charge, on our website at https://www.stran.com/ as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

●	our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 30, 2023;

●	our Current Reports on Form 8-K filed with the SEC on January 31, 2023 and April 7, 2023; and

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 8, 2021, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed thereafter for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Stran & Company, Inc.

2 Heritage Drive, Suite 600

Quincy, MA

Attn: Secretary

(800) 833-3309

STRAN & COMPANY, INC.

$150,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

PROSPECTUS

_______, 2023

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth estimated fees and expenses (except in the case of the SEC registration fee) in connection with the issuance and distribution of the securities being registered.

Amount to be Paid
SEC registration fee		$16,530
Stock exchange listing fee		*
Printing and engraving expenses		*
Accounting fees and expenses		*
Legal fees and expenses		*
Transfer agent and registrar fees and expenses		*
Trustee’s fees and expenses		*
Miscellaneous		*
Total	$	*

*	These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Unless the context otherwise requires, the terms “we,” “our,” “us,” “our company,” and the “Company” and similar references in this “Item 15. Indemnification of Directors and Officers” refer to Stran & Company, Inc.

Section 78.138(7) of the Nevada Revised Statutes (“NRS”) provides that, unless a corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law. Our articles of incorporation further provide that no director or officer shall be personally liable to the company or its stockholders for damages for breach of fiduciary duty as a director or officer except for liability that involves intentional misconduct, fraud, or a knowing violation of law or for payment of dividends in violation of Section 78.300 of the NRS.

Our amended and restated bylaws generally provide for indemnification of our officers and directors against liabilities to the fullest extent not prohibited by Nevada law, except that no indemnification, with limited exceptions, will be required to be provided to any officer or director in connection with any proceeding initiated by such person.

Discretionary indemnification of officers and directors is provided by Section 78.7502 of the NRS.

Section 78.7502(1) of the NRS provides that a corporation may indemnify any person who is a party to or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (except an action by or in the right of the corporation) by reason that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity or enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement incurred in connection with such action, suit, or proceeding if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud, or a knowing violation of law or (ii) acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who is a party to or who is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity or enterprise, against expenses, including amounts paid in settlement and attorneys’ fees incurred in connection with the defense or settlement of the action or suit if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud, or a knowing violation of law or (ii) acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 7502(3) of the NRS provides that the provision of discretionary indemnification under Section 7502(1) or Section 7501(2) shall be determined by the Company’s (i) stockholders, (ii) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding, or (iii) by independent counsel.

NRS Section 78.751(1) provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections (1) and (2) of NRS Section 78.7502, as described above, or in defense of any claim, issue, or matter therein, the corporation shall indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense.

Section 78.751(2) authorizes a corporation in its discretion to provide that expenses of a director or officer incurred in defending a civil or criminal action may be paid by the corporation as incurred, rather than upon final disposition of the action, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if a court ultimately determines that the director or officer is not entitled to indemnification.

Our amended and restated bylaws provide for the advancement of expenses incurred by any director or officer in connection with a proceeding upon receipt of an undertaking to repay the amounts advanced if it is determined that the indemnitee is not entitled to be indemnified for such expenses. Our amended and restated bylaws also provide that no advance shall be made if a determination is reasonably and promptly made (i) by a majority vote of a quorum consisting of directors who were not parties to the proceeding, even if not a quorum, (ii) by a committee of such directors designated by a majority of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Our amended and restated bylaws also provide that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the board of directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the NRS or any other applicable law, or (iv) such indemnification is required to be made pursuant to the provisions of the amended and restated bylaws providing for enforcement of indemnification rights under the amended and restated bylaws.

Section 78.751(3) provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, stockholder vote or vote of disinterested directors. Section 78.751(3)(b) extends the rights to indemnification and advancement of expenses to former directors, officers, employees, and agents, as well as their heirs, executors, and administrators.

Indemnification may also be granted pursuant to the terms of agreements which may be entered in the future or pursuant to a vote of stockholders or directors. The NRS also provide a corporation may purchase and maintain insurance that protects our directors, officers, employees, and agents against any liabilities incurred in connection with their service in such a position.

We have entered into separate indemnification agreements with our non-employee directors and have indemnification obligations under employment agreements with certain executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law against all expenses, judgments, fines, penalties, and amounts paid in settlement of any claim. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under the agreements or applicable law. The employment agreements with certain executive officers provide for indemnification, defense, and advancement of expenses, including reasonable attorneys’ fees for all third-party claims or claims brought in the name of the Company arising from or concerning his employment by the Company to the maximum extent permissible under applicable law.

In accordance with the requirements of the indemnification agreements with non-employee directors and employment agreements with certain executive officers described above and our amended and restated bylaws, we have also obtained standard policies of insurance under which coverage is provided (a) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the company with respect to payments which we may make to such directors and officers pursuant to the indemnification obligations described above or otherwise as a matter of law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to our directors, officers, or control persons under the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
2.1	Asset Purchase Agreement, dated as of January 21, 2022, by and among Stran & Company, Inc., G.A.P. Promotions, LLC, and Gayle Piraino and Stephen Piraino (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on January 26, 2022)
2.2	Amendment No. 1 to Asset Purchase Agreement, dated as of January 31, 2022, by and among Stran & Company, Inc., G.A.P. Promotions, LLC, and Gayle Piraino and Stephen Piraino (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed on February 1, 2022)
2.3	Asset Purchase Agreement, dated as of July 13, 2022, by and among Stran & Company, Inc., Trend Promotional Marketing Corporation (d/b/a Trend Brand Solutions) and Michael Krauser (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on July 19, 2022)
2.4	Amendment No. 1 to Asset Purchase Agreement, dated as of August 31, 2022, by and among Stran & Company, Inc., Trend Promotional Marketing Corporation (d/b/a Trend Brand Solutions) and Michael Krauser (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed on September 7, 2022)
2.5	Asset Purchase Agreement, dated as of January 25, 2023, by and among Stran & Company, Inc., T R Miller Co., Inc. and Thomas R. Miller (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on January 31, 2023)
4.1**	Form of Specimen Certificate Representing Common Stock
4.2*	Form of Specimen Certificate Representing Preferred Stock
4.3**	Form of Indenture
4.4*	Form of Debt Security
4.5*	Form of Warrant Agreement (including form of Warrant Certificate)
4.6*	Form of Unit Agreement (including form of Unit Certificate)
5.1**	Opinion of Bevilacqua PLLC
5.2**	Opinion of Sherman & Howard L.L.C.
23.1**	Consent of BF Borgers CPA PC
23.2	Consent of Bevilacqua PLLC (included in Exhibit 5.1)
23.3	Consent of Sherman & Howard L.L.C. (included in Exhibit 5.2)
24.1	Power of Attorney (included on the signature page hereof)
25.1***	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Debt Trustee, as trustee under the indenture filed herewith.
107**	Filing Fee Table

*	To be filed, if applicable, by amendment or incorporated by reference pursuant to a Current Report on Form 8-K.
**	Filed herewith.
***	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission, or the Commission, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Quincy, State of Massachusetts, on April 19, 2023.

STRAN & COMPANY, INC.

By:	/s/ Andrew Shape
Andrew Shape Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Andrew Shape and David Browner as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and to file a new registration statement under Rule 461, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Andrew Shape	Chief Executive Officer, President and Director (principal executive officer)	April 19, 2023
Andrew Shape

/s/ David Browner	Chief Financial Officer (principal financial officer and principal accounting officer)	April 19, 2023
David Browner

/s/ Andrew Stranberg	Executive Chairman, Treasurer, Secretary, and Director	April 19, 2023
Andrew Stranberg

/s/ Travis McCourt	Director	April 19, 2023
Travis McCourt

/s/ Alan Chippindale	Director	April 19, 2023
Alan Chippindale

/s/ Alejandro Tani	Director	April 19, 2023
Alejandro Tani

/s/ Ashley Marshall	Director	April 19, 2023
Ashley Marshall